zulily Announces Fourth Quarter and Full Year 2013 Financial Results

Fourth Quarter Net Sales Increased 100% to $257.0 million
Full Year Adjusted EBITDA of $27.0 million
Full Year Net Income of $12.9 million
Full Year Free Cash Flow of $53.5 million

SEATTLE, WA - February 24, 2014 - zulily, inc. (NASDAQ: ZU), a leading online retailer, today reported financial results for its fourth quarter and full fiscal year ended December 29, 2013.

Financial Highlights

•	Fourth Quarter net sales increased to $257.0 million, up 100% year over year.

•	Full Year net sales increased to $695.7 million, up 110% year over year.

•	Fourth Quarter adjusted EBITDA increased to $17.8 million, up 277% year over year.

•	Full Year adjusted EBITDA increased to $27.0 million, compared to a loss of $(5.9) million in the prior year.

•	Fourth Quarter net income increased to $12.8 million, up 293% year over year.

•	Full Year net income increased to $12.9 million compared to a net loss of $(10.3) million in the prior year.

“We’re excited to close out a great year with a strong quarter and increasing profitability,” said Darrell Cavens, CEO of zulily. “The full year generated 110% year on year revenue growth. As I look forward to 2014 and beyond, I see an opportunity for us to change the way people shop. It’s clear to me that our team’s continued obsession with offering amazing products at a great value is driving tremendous performance for the company and excitement for our customers. We’ll continue to aggressively invest in fulfillment, technology and people to maximize the long-term potential of our business.”

Other Highlights

•	Active customers grew to 3.2 million by the end of 2013, an increase of over 100% year over year.

•	Non-GAAP diluted net income per share for the Fourth Quarter 2013 was $0.10 compared to non-GAAP diluted net income per share of $0.03 for the Fourth Quarter of 2012.

•	Non-GAAP adjusted EBITDA for the Fourth Quarter 2013 was $17.8 million compared to $4.7 million for the Fourth Quarter of 2012, which represented a 277% year over year increase.

•	Non-GAAP free cash flow totaled $37.0 million for the Fourth Quarter 2013 compared to $13.0 million for the Fourth Quarter of 2012, which represented a 184% year over year increase.

•	At the end of the Fourth Quarter 2013, cash, cash equivalents, and short-term investments totaled $308.1 million.

Financial Guidance

The following forward-looking statements reflect zulily's expectations as of February 24, 2014.

Expectations for the first quarter of 2014 (Quarter Ending March 30, 2014):

•	Net sales are expected to be between $225.0 million and $235.0 million.

•	Net loss is expected to be between $(5.0) million and $(1.0) million.

•	Non-GAAP adjusted EBITDA is expected to be between $1.0 million and $5.0 million.

Expectations for the fiscal year 2014 (Year Ending December 28, 2014):

•	Net sales are expected to be between $1.10 billion and $1.15 billion.

•	Net income before provision for income taxes is expected to be between $15.0 million and $25.0 million.

•	Non-GAAP adjusted EBITDA is expected to be between $45.0 million and $55.0 million.

•	Capital expenditures are expected to be between $45.0 million and $55.0 million and will be primarily for our fulfillment centers to support our growth.

Forward-Looking Statements
This press release contains forward-looking statements that include risks and uncertainties, including, without limitation, all statements related to future financial and business performance for the first quarter and full year 2014, investments in fulfillment centers, technology and people, market opportunity and plans to grow our business. Words such as "expect," "anticipate," "believe," "project," "will" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Forward-looking statements involve risks and uncertainties and reported results should not be considered as an indication of future performance. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to our short operating history in an involving industry, our ability to manage our growth, our ability to maintain profitability, our ability to forecast net sales and plan expenses accordingly, competition, our ability to attract customers in a cost effective manner, our ability to acquire products on reasonable terms, general economic conditions, consumer spending, product assortment, our fluctuating operating results, seasonality in our business, our flash sales business model, demand for our products, the strength of our brand, fraud, system interruptions, our ability to fulfill orders and other risks detailed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our final prospectus for our initial public offering, which was filed with the Securities and Exchange Commission (the “SEC”) on November 15, 2013, and is available on our investor relations website at http://investor.zulily.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth in our Annual Report on Form 10-K for the fiscal year ended December 29, 2013 which we expect to file with the Securities and Exchange Commission in the near future and other reports and filings we will make with the SEC from time to time. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and zulily undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Conference Call
zulily will host a conference call to discuss its Fourth Quarter and Fiscal Year 2013 financial results today at 2:00 p.m. PT/5:00 p.m. ET. A live webcast of the conference call may be accessed at http://investor.zulily.com. Following the completion of the call, a recorded replay of the webcast will be available at the same Internet address. This call will contain forward-looking statements and other material information regarding zulily's financial and operating results. In the event that any non-GAAP financial measure is discussed on the conference call that is not described in this release, related complementary information will be made available at http://investor.zulily.com as soon as practicable after the conclusion of the conference call.

Non-GAAP Financial Measures
To supplement zulily's consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted EBITDA, free cash flow, and diluted net income (loss) per share as measures of certain components of financial performance. zulily calculates adjusted EBITDA as earnings before interest and other income, taxes, depreciation and amortization, adjusted to exclude the effects of stock-based compensation expense. zulily calculates non-GAAP free cash flow as net cash provided by (used in) operating activities less cash outflows for purchases of fixed assets, including internal-use software and website development. zulily reports sales information in accordance with GAAP.

zulily defines non-GAAP diluted net income (loss) per share on the following basis. As a result of our initial public offering, all outstanding shares of preferred stock were automatically converted into shares of Class B common stock. Consequently, zulily calculates non-GAAP diluted net income (loss) per share for periods prior to November 2013 assuming this conversion had occurred at the beginning of the reported periods, which we believe facilitates better comparison with prior periods. Additionally, our non-GAAP diluted net income (loss) per share assumes all vesting of restricted stock occurred at the beginning of the applicable reporting periods. The numerator of the non-GAAP diluted net income (loss) per share calculation also excludes the effect of the deemed dividend which resulted from a preferred stock repurchase in Q4 2012. Assuming the conversion of preferred stock and the vesting of restricted stock at the beginning of the applicable reporting periods, as well as the exclusion of the deemed dividend from Q4 2012 and fiscal year 2012, the result is the use of GAAP net income (loss) as the numerator and the denominator representing the weighted-average shares outstanding on an if-converted basis in the calculation of non-GAAP diluted net income (loss) per share for each period presented.

zulily's management believes that non-GAAP adjusted EBITDA, non-GAAP free cash flow, and non-GAAP diluted net income (loss) per share as defined above provide useful supplemental information to investors and others in understanding and evaluating our operating results in the same manner as management and our board of directors. We have included Adjusted EBITDA because it is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of stock-based compensation, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in our business and an important part of the compensation provided to our employees. We have included free cash flow because it is a key measure used by our management and board of directors as an important indicator of our business performance because it measures the amount of cash we generate. Free cash flow also reflects changes in working capital. We have included non-GAAP diluted net income (loss) per share as it represents how management and the board of directors measure our business performance. We believe this measure is more comparable in understanding our past financial performance and future results.

zulily's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures used by zulily may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry. Whenever zulily uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

A reconciliation of non-GAAP adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, for the periods presented is as follows:

	Quarter Ended		Year Ended
	December 29, 2013	December 30, 2012	December 29, 2013	December 30, 2012

	(in thousands)
	(unaudited)
Net income (loss)	$12,753	$3,244	$12,908	$(10,335)
Interest (income) expense, net	(50)	(21)	(136)	(43)
Other (income) expense, net	(137)	9	(99)	(176)
Taxes	356	—	356	—
Depreciation and amortization	1,983	1,039	6,240	3,369
Stock-based compensation expense	2,881	448	7,777	1,265
Adjusted EBITDA	$17,786	$4,719	$27,046	$(5,920)

A reconciliation of non-GAAP free cash flow to net cash provided by operating activities, the most directly comparable GAAP financial measure, for the periods presented is as follows:

	Quarter Ended		Year Ended
	December 29, 2013	December 30, 2012	December 29, 2013	December 30, 2012

	(in thousands)
	(unaudited)
Net cash provided by operating activities	$43,876	$15,332	$73,120	$16,283
Capital expenditures	(6,886)	(2,294)	(19,606)	(7,858)
Free cash flow	$36,990	$13,038	$53,514	$8,425

The following table gives effect to the assumed preferred stock conversion prior to our IPO and the vesting of outstanding restricted stock at the beginning of each period presented. A reconciliation of non-GAAP net income (loss) attributable to common stockholders to GAAP income (loss) attributable to common stockholders, the most directly comparable GAAP financial measure, and non-GAAP dilutive shares to GAAP dilutive shares, the most directly comparable GAAP financial measure, in order to calculate non-GAAP dilutive net income (loss) per share, is as follows:

	Quarter Ended		Year Ended
	December 29, 2013	December 30, 2012	December 29, 2013	December 30, 2012

	(in thousands except share and per share amounts)
	(unaudited)
GAAP net income (loss) attributable to common stockholders	$4,526	$(30,724)	$—	$(46,822)
Add: Preferred stock deemed dividend	—	32,112	—	32,112
Add: Accretion of convertible redeemable preferred stock	1,344	1,856	8,974	4,375
Add: Undistributed earnings attributable to participating securities	5,267	—	3,934	—
Add: Allocation of undistributed earnings to preferred stock	1,616	—	—	—
Non-GAAP net income (loss) attributable to common stockholders	$12,753	$3,244	$12,908	$(10,335)

GAAP dilutive shares	96,193,651	43,051,652	59,450,186	37,976,724
Add: Convertible preferred stock	31,309,868	58,798,629	53,293,392	55,846,208
Add: Unvested restricted stock	163,404	11,484,439	3,644,546	16,468,775
Add: Additional dilutive effect of stock options	—	3,605,666	3,989,507	—
Non-GAAP dilutive shares	127,666,923	116,940,386	120,377,631	110,291,707
Non-GAAP diluted net income (loss) per share	$0.10	$0.03	$0.11	$(0.09)

About zulily, inc.
zulily (http://www.zulily.com) is a retailer obsessed with bringing moms special finds every day-all at incredible prices. We feature an always-fresh curated collection for the whole family, including clothing, home decor, toys, gifts and more. Unique products from up-and-coming brands are featured alongside favorites from top brands, giving customers something new to discover each morning. zulily was launched in 2010 and is headquartered in Seattle with offices in Reno, Columbus and London. zulily’s shares are traded on the NASDAQ Global Select Market under the symbol ZU.

Contact:

zulily, inc.
Nancy Shipp, 206.724-0500 x. 4193 (Investors)
nshipp@zulily.com
or
Laura Jones, 206.724-0500 x. 4037 (Media)
ljones@zulily.com

ZULILY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	December 29, 2013	December 30, 2012

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$290,089	$96,998
Short-term investments	18,014	8,000
Restricted cash	—	681
Accounts receivable	5,176	3,043
Inventories	12,979	7,571
Prepaid expenses and other current assets	3,720	1,700
Merchandise deposits	472	946
Total current assets	330,450	118,939
PROPERTY AND EQUIPMENT — Net	24,613	11,191
OTHER NON-CURRENT ASSETS	1,024	607
Total assets	$356,087	$130,737
LIABILITIES, CONVERTIBLE REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$55,607	$34,198
Accrued expenses	30,773	12,483
Deferred revenue	23,250	9,653
Total current liabilities	109,630	56,334
NON-CURRENT LIABILITIES	4,254	1,439
Total liabilities	113,884	57,773
Convertible redeemable preferred stock	—	128,714
STOCKHOLDERS’ EQUITY (DEFICIT)
Convertible preferred stock	—	2
Class A common stock	1	—
Class B common stock	11	5
Additional paid-in capital	287,385	—
Accumulated other comprehensive loss	(58)	(6)
Accumulated deficit	(45,136)	(55,751)
Total stockholders’ equity (deficit)	242,203	(55,750)
Total liabilities, convertible redeemable preferred stock, and stockholders' equity (deficit)	$356,087	$130,737

ZULILY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except share and per share amounts)

	Quarter Ended		Year Ended
	December 29, 2013	December 30, 2012	December 29, 2013	December 30, 2012

NET SALES	$257,033	$128,479	$695,709	$331,240
COST OF SALES	188,658	93,887	502,318	240,943
GROSS PROFIT	68,375	34,592	193,391	90,297
OPERATING EXPENSES:
Marketing	16,960	11,059	59,667	37,780
Selling, general, and administrative	38,493	20,301	120,695	63,071
TOTAL OPERATING EXPENSES	55,453	31,360	180,362	100,851
INCOME (LOSS) FROM OPERATIONS	12,922	3,232	13,029	(10,554)
INTEREST INCOME (EXPENSE)—Net	50	21	136	43
OTHER INCOME (EXPENSE)—Net	137	(9)	99	176
NET INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	13,109	3,244	13,264	(10,335)
PROVISION FOR INCOME TAXES	(356)	—	(356)	—
NET INCOME (LOSS)	$12,753	$3,244	$12,908	$(10,335)
Net income (loss) attributable to Class A and Class B common stockholders	$4,526	$(30,724)	$—	$(46,822)
Net income (loss) per share attributable to Class A and Class B common stockholders:
Basic	$0.05	$(0.71)	$—	$(1.23)
Diluted	$0.05	$(0.71)	$—	$(1.23)
Weighted average shares outstanding used to compute net income (loss) per share attributable to Class A and Class B common stockholders:
Basic	87,992,093	43,051,652	59,450,186	37,976,724
Diluted	127,603,215	43,051,652	59,450,186	37,976,724

ZULILY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Quarter Ended		Year Ended
	December 29, 2013	December 30, 2012	December 29, 2013	December 30, 2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$12,753	$3,244	$12,908	$(10,335)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,983	1,038	6,240	3,369
Stock-based compensation	2,881	448	7,777	1,265
Loss on disposal of assets	31	61	49	74
Changes in operating assets and liabilities:
Accounts receivable	317	559	(2,131)	(2,422)
Inventories	1,752	3,855	(5,399)	(2,968)
Prepaid expenses and other assets	(267)	(551)	(2,302)	(910)
Merchandise deposits	238	(213)	475	(355)
Accounts payable	8,628	11,058	20,820	14,150
Accrued expenses and other liabilities	14,756	22	21,092	8,329
Deferred revenue	804	(4,190)	13,591	6,086
Net cash provided by operating activities	43,876	15,331	73,120	16,283
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(6,886)	(2,294)	(19,606)	(7,858)
Purchases of short-term and other investments	(18,012)	(200)	(36,012)	(10,200)
Proceeds from sale of available-for-sale securities	—	—	—	6,000
Proceeds from maturity of available-for-sale securities	18,000	—	26,000	10,000
Purchases of restricted cash	(600)	(2,019)	(6,000)	(9,281)
Proceeds from maturity of restricted cash	1,201	2,100	6,682	11,200
Net cash used in investing activities	(6,297)	(2,413)	(28,936)	(139)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible redeemable preferred stock	—	85,000	—	85,000
Convertible redeemable preferred stock issuance costs	—	(85)	—	(85)
Proceeds from initial public offering, net of underwriter fees	150,863	—	150,863	—
Payments for deferred offering costs	(1,370)	—	(2,933)	—
Proceeds from issuance of common stock	509	30	1,029	78
Repurchase and retirement of preferred stock	—	(32,500)	—	(32,500)
Debt issuance costs	(28)	—	(28)	—
Net cash provided by financing activities	149,974	52,445	148,931	52,493
Effect of exchange rate changes on cash and cash equivalents	(88)	—	(24)	—
NET INCREASE IN CASH AND CASH EQUIVALENTS	187,465	65,363	193,091	68,637
CASH AND CASH EQUIVALENTS—Beginning of period	102,624	31,635	96,998	28,361
CASH AND CASH EQUIVALENTS—End of period	$290,089	$96,998	$290,089	$96,998
SUPPLEMENTAL CASH FLOW DATA:
Payable for capital purchases	$(276)	$205	$84	$205
Investment in common stock warrant	—	47	—	47
Stock-based compensation capitalized	8	50	23	181
Vesting of early exercised shares	2	2	10	13
Accretion of redeemable convertible preferred stock	1,345	1,857	8,974	4,375
Unpaid offering costs in additional paid-in capital	59	—	385	—
Deferred debt issuance costs	102	—	102	—